FOR IMMEDIATE RELEASE
Contact: Lauren DePaso
(502) 636-4506
Lauren.DePaso@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2016 SECOND QUARTER RESULTS
LOUISVILLE, Ky. (August 3, 2016) - Churchill Downs Incorporated (NASDAQ: CHDN) (CDI or Company) today reported business results for the second quarter ended June 30, 2016.
Second Quarter 2016 Highlights

•	Record net revenue of $438.5 million, up 7% over the prior year

•	Record Adjusted EBITDA of $162.9 million, 3% higher than the prior year

•	Record net income of $69.8 million, a 27% increase over the prior year

•	Record diluted net income per share of $4.11, 33% higher than the prior year

•	Record breaking Kentucky Derby and Oaks week Adjusted EBITDA within the Racing segment, up $5.2 million over prior year
“We delivered record net revenue, net income and Adjusted EBITDA this quarter driven by a 7th consecutive record-setting Kentucky Derby week,” says Bill Carstanjen, CDI’s Chief Executive Officer. “Each of our operating segments showed top-line net revenue growth this quarter and we continue to maintain focus and discipline on our cost structure.”

CONSOLIDATED RESULTS	Second Quarter
(in millions, except per share data):	2016	2015

Net revenue	$438.5	$409.2
Adjusted EBITDA-a)	162.9	158.9
Net income	69.8	55.1
Diluted net income per share	$4.11	$3.10

(a- Non-GAAP measure. See explanation of non-GAAP measures below.
Net revenue growth was driven by a $20.7 million increase from Big Fish Games primarily from casual and mid-core free-to-play game growth, a $7.5 million increase from TwinSpires and a $1.3 million increase from our Racing and Casinos segments.
Adjusted EBITDA increased $4.0 million driven by:

•	$6.1 million increase from Racing

•	$3.8 million increase from Casinos

•	$2.3 million increase from TwinSpires

•	Partially offsetting these increases was a $7.8 million decrease from Big Fish Games
The increase in net income and diluted net income per share was primarily a result of:

•	$11.5 million increase in operating income

•	$1.9 million increase in income from our equity investments related to Saratoga Casino Holdings LLC (“SCH”) and Miami Valley Gaming (“MVG”)

•	$4.9 million reduction in our income tax provision primarily from a decrease in our effective tax rate from lower non-deductible acquisition-related charges in the current year

•	Partially offsetting these increases was a $4.0 million increase in net interest expense associated with higher outstanding debt balances
Operating Segment Summaries:
We use Adjusted EBITDA to evaluate segment performance, develop strategy and allocate resources. We utilize the Adjusted EBITDA metric because we believe the inclusion or exclusion of certain recurring items is necessary to provide a more accurate measure of our core operating results and enables management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
The operating segment summaries below present net revenue from external customers and intercompany revenue from each of our operating segments:

RACING	Second Quarter
(in millions):	2016	2015

Net revenue	$164.7	$162.2
Adjusted EBITDA	91.3	85.2
Net revenue increased $2.5 million, or 2% driven by:

•
A successful Kentucky Derby and Oaks week which benefited from increased ticket sales revenue associated with its new premium indoor seating and Turf Club venues, increased media revenue and record attendance

•	Partially offset by decreases at Churchill Downs and Arlington from a shift in the racing calendar which resulted in five fewer race days
Adjusted EBITDA increased $6.1 million primarily driven by:

•	$5.2 million increase from the Kentucky Derby and Oaks week

•	$1.5 million decrease in corporate allocated expense

•	Partially offset by a racing calendar shift that resulted in a $1.3 million decrease at Churchill Downs and Arlington from five fewer race days
Kentucky Derby and Oaks week highlights:

•	7th consecutive record year for Adjusted EBITDA growth

•	Record total Derby week attendance - up 3% over 2015’s record

•	Record all sources Derby week handle - up 1% over 2015’s record

CASINOS	Second Quarter
(in millions):	2016	2015

Net revenue	$84.4	$83.8
Adjusted EBITDA	33.3	29.5
Net revenue increased $0.6 million, or 1% driven primarily by a refined marketing program at Calder that led to new member sign-ups and increased slot handle.

Adjusted EBITDA grew $3.8 million primarily driven by:

•	$1.4 million increase in SCH management fee and equity income

•	$1.1 million increase at our Mississippi properties from operational expense improvements

•	$1.0 million increase in MVG equity income driven by successful promotional activities driving market share growth

•	$0.5 million increase at Calder primarily from the implementation of successful marketing and promotional campaigns

•	Partially offset by a $0.7 million increase in corporate allocated expense

TWINSPIRES	Second Quarter
(in millions):	2016	2015

Net revenue	$68.5	$61.0
Adjusted EBITDA	18.4	16.1
Net revenue increased $7.5 million, or 12%, primarily due to a 26% increase in active players. TwinSpires handle grew 16.4%, outpacing the U.S. thoroughbred industry performance by 16.7 percentage points.
Adjusted EBITDA grew $2.3 million driven by:

•	$3.3 million favorable impact of increased wagering, net of content costs, from handle growth and an increase in active players

•	$0.7 million decrease in taxes and purses due to a $1.7 million Pennsylvania tax refund partially offset by increased taxes in certain other jurisdictions

•	Partially offsetting these increases were:

•	$1.2 million increase in marketing and advertising expense efforts associated with the Kentucky Derby and Oaks week

•	$0.5 million increase in corporate allocated expense

BIG FISH GAMES	Second Quarter
(in millions):	2016	2015

Bookings
Social casino	$46.3	$48.2
Casual and mid-core free-to-play	57.6	36.5
Premium	24.0	28.0
Total bookings -a)	127.9	112.7

Net revenue	$125.2	$104.5
Adjusted EBITDA	20.5	28.3

(a- Bookings is a non-GAAP financial measure equal to the revenue recognized plus the change in deferred revenue for the periods presented. This non-GAAP measure may differ from other companies’ definition of this measure, and it should not be considered a substitute for, or superior to, any other measure provided in accordance with GAAP.

Total bookings grew $15.2 million, or 13%, as our casual and mid-core free-to-play division continued to show strong growth more than offsetting the declines in the social casino and premium divisions.

•	Social casino bookings declined by $1.9 million compared to the second quarter of 2015 reflecting a 6% increase in average paying users and a 9% decline in average bookings per paying user

•	Casual and mid-core free-to-play bookings’ growth of $21.1 million was driven by a 45% increase in average paying users and a 9% increase in average bookings per paying user.

•	Premium bookings declined $4.0 million, or 14%, primarily driven by customers continuing to shift from paid PC games to free-to-play mobile games.
Net revenue increased $20.7 million, driven primarily by:

•	$23.6 million increase in casual and mid-core free-to-play revenue

•	The fair value adjustment to Big Fish Games deferred revenue assumed as part of the acquisition was $2.7 million lower than the prior year quarter

•	Partially offsetting these increases was a $3.7 million decline in premium games revenue and a $1.9 million decrease in social casino revenue driven by a decrease in bookings
Adjusted EBITDA decreased $7.8 million, driven primarily by:

•	$11.5 million increase in user acquisition spending

•	$6.5 million increase in platform fees on higher bookings

•	$2.3 million increase in developer fees

•	$3.0 million benefit associated with business combination accounting rules that was higher in the prior year than the second quarter of 2016

•	$1.2 million increase in other expenses

•	Partially offsetting these decreases were:

•	$15.2 million of increased bookings

•	$1.5 million decrease of amortization expense related to the timing of game launches
CORPORATE
CDI repurchased 104,045 shares of its common stock in conjunction with its stock repurchase program at a total cost of approximately $12.8 million, based upon settlement date, in the second quarter of 2016.  In February 2016, our Board of Directors approved a continuation of the current stock repurchase program for a total of $150 million with no time limitation.  This repurchase authority includes, and is not in addition to, any unspent amounts remaining under the prior authorization.  CDI had approximately $135.0 million of repurchase authority remaining under this program at June 30, 2016, based upon trade date.
Conference Call
A conference call regarding this news release is scheduled for Thursday, August 4, 2016 at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by dialing (877) 372-0878 and entering the pass code 53945979 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. An online replay will be available at approximately noon EDT on Thursday, August 4, 2016 and continue for two weeks. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.
Non-GAAP Measures
In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided a non-GAAP measurement, which presents a financial measure of earnings before interest, taxes, depreciation and amortization and certain other items as described in the Company’s Annual Report on Form 10K (“Adjusted EBITDA”).
Adjusted EBITDA includes:

•	Changes in Big Fish Games deferred revenue;

•	50% of EBITDA of our joint venture, MVG;

•	25% of EBITDA of our SCH equity investment; and

•	Intercompany revenue and expense totals that are eliminated in the Condensed Consolidated Statements of Comprehensive Income
Adjusted EBITDA excludes:

•	Big Fish Games adjustments which include:

•	Acquisition-related charges, including the change in fair value of the Big Fish Games earnout and deferred consideration liability recorded each reporting period

•	Stock-based compensation expense;

•	Calder exit costs; and

•	Other charges and recoveries
The Company uses Adjusted EBITDA as a key performance measure of the results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. Adjusted EBITDA is a supplemental measure of our performance that is not required by or presented in accordance with GAAP and should not be considered as an alternative to, or more meaningful than, net income (as determined in accordance with GAAP) as a measure of our operating results.
About Churchill Downs Incorporated
Churchill Downs Incorporated (CDI) (NASDAQ: CHDN), headquartered in Louisville, Ky., is an industry-leading racing, gaming and online entertainment company anchored by our iconic flagship event - The Kentucky Derby. We are a leader in brick-and-mortar casino gaming with gaming positions in six states, and we are the largest, legal online account wagering platform for horseracing in the U.S., through our ownership of TwinSpires.com. We are also one of the world’s largest producers and distributors of mobile games through Big Fish Games, Inc. Additional information about CDI can be found online at www.churchilldownsincorporated.com.
Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this press release are made pursuant to the Act.
The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently.
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, a decrease in consumers’ discretionary income; additional or increased taxes and fees; restrictions in our debt facilities limiting our flexibility to operate our business; inability to identify and complete acquisition, expansion or divestiture projects on time, on budget or as planned; difficulty in integrating recent or future acquisitions into our operations; legalization of online real money gaming in the United States, and our ability to capitalize on and predict such legalization; adverse infringement of the intellectual property of others; unauthorized disclosure of our source code; loss of key personnel; catastrophic events and system failures disrupting our operations; work stoppages and labor issues; failure to comply with regulations and other legal obligations relating to receiving, processing, storing and using person information; security breaches and other security risks related to our technology, personal information, and proprietary information; inability to respond to rapid technological changes in a timely manner; payment-related risks, such as chargebacks for fraudulent credit card use; compliance with Foreign Corrupt Practices Act or applicable money-laundering regulations; public perceptions of integrity or other lack of confidence in our business; changes in the regulatory environment of our racing operations; unfavorable economic trends in the horseracing industry; increased competition in the horseracing business; declining popularity in horseracing; seasonal fluctuations in our horseracing business due to geographic concentration of our operations; difficulty in attracting sufficient number of horses and trainers for full field horseraces; weather conditions affecting our ability to conduct live racing; inability to negotiate agreements with industry constituents, including horsemen and other racetracks; personal injury litigation related to injuries occurring at our racetracks; general risks related to real estate ownership, including fluctuations in market values; the inability of our totalisator company, United Tote, to maintain its processes accurately, keep its technology current or maintain its significant customers; changes in regulatory environment related to casino regulations; increased competition in our casino business; geographic concentration in our casino business; development and expansion of casinos is costly and susceptible to delays, cost overruns and other uncertainties; concentration and evolution of slot machine manufacturing and other technology conditions would impose additional costs; changes in regulatory environment for our advanced deposit wagering business; uncertainty and changes in the legal landscape relating to our advanced deposit wagering business; failing to comply with laws requiring us to block access to certain individuals could result in penalties or impairment in our ability to offer advanced deposit wagering; inability to retain current customers or attract new customers to our advanced deposit wagering business; increase in competition in the advanced deposit wagering business; operating in an evolving and highly competitive market related to our Big Fish Games; inability to maintain relationships with third party mobile platforms related to our Big Fish Games; financial volatility quarter-to-quarter relating to our Big Fish Games; failure to develop and publish mobile games that achieve market acceptance; slower than expected growth in use of smartphone and tablet devices to facilitate game platforms; inability to secure new or ongoing content from third party development partners on favorable terms; programming errors or flaws or other technical difficulties, diminishing our customers’ experience; inability to protected our intellectual property; retaining quality personnel; and “cheating” programs, scam offers, black-markets and other actions by third parties that seek to exploit our games and players may affect our reputation and harm our operating results; and the impact of natural and other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses (including losses related to business interruption).

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per common share data)	2016	2015	2016	2015
Net revenue:
Racing	$156.1	$155.4	$182.3	$179.2
Casinos	84.4	83.8	170.9	169.8
TwinSpires	68.2	60.7	117.6	106.1
Big Fish Games	125.2	104.5	247.3	196.4
Other Investments	4.4	4.5	8.4	8.1
Corporate	0.2	0.3	0.4	0.5
Total net revenue	438.5	409.2	726.9	660.1
Operating expense:
Racing	72.3	75.1	107.9	111.3
Casinos	60.4	61.0	121.4	122.1
TwinSpires	41.4	38.1	76.0	70.7
Big Fish Games	105.6	83.4	215.0	165.6
Other Investments	4.1	3.9	8.0	7.7
Corporate	0.4	0.8	1.0	1.8
Selling, general and administrative expense	24.6	22.1	47.7	43.6
Research and development	9.7	9.9	20.5	20.1
Calder exit costs	1.5	0.8	1.9	0.8
Acquisition-related charges	1.1	8.2	3.8	14.6
Total operating expense	321.1	303.3	603.2	558.3
Operating income	117.4	105.9	123.7	101.8
Other income (expense):
Interest income	—	—	—	0.2
Interest expense	(11.1)	(7.1)	(21.7)	(14.6)
Equity in income of unconsolidated investments	4.8	2.9	8.6	5.9
Miscellaneous, net	0.4	—	(0.1)	5.6
Total other income (expense)	(5.9)	(4.2)	(13.2)	(2.9)
Income before income tax provision	111.5	101.7	110.5	98.9
Income tax provision	(41.7)	(46.6)	(37.9)	(45.4)
Net income	$69.8	$55.1	$72.6	$53.5

Net income per common share data:

Basic net income	$4.16	$3.12	$4.32	$3.04

Diluted net income	$4.11	$3.10	$4.27	$3.02

Weighted average shares outstanding:
Basic	16.5	17.3	16.5	17.3
Diluted	17.0	17.7	17.0	17.7

Other comprehensive income (loss):
Foreign currency translation, net of tax	0.2	(0.1)	0.2	(0.4)
Other comprehensive income (loss)	0.2	(0.1)	0.2	(0.4)
Comprehensive income	$70.0	$55.0	$72.8	$53.1

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$55.1	$74.5
Restricted cash	31.5	29.7
Accounts receivable, net	61.5	67.8
Income taxes receivable	—	1.0
Software development, net	10.0	7.1
Other current assets	51.5	39.5
Total current assets	209.6	219.6
Property and equipment, net	577.9	573.2
Software development, net	3.8	3.2
Investment in and advances to unconsolidated affiliates	130.4	129.7
Goodwill	841.7	841.7
Other intangible assets, net	471.7	496.2
Other assets	13.0	13.8
Total assets	$2,248.1	$2,277.4
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$74.4	$39.1
Purses payable	22.8	12.1
Account wagering deposit liabilities	23.5	20.4
Accrued expenses	97.5	97.9
Income tax payable	36.8	—
Tax refund due to Big Fish Games former equity holders	0.4	0.4
Deferred revenue - Big Fish Games	90.1	81.3
Deferred revenue - all other	12.3	46.0
Big Fish Games deferred payment, current	28.3	28.1
Big Fish Games earnout liability, current	33.7	279.5
Current maturities of long-term debt	11.8	16.2
Dividends payable	—	19.1
Total current liabilities	431.6	640.1
Long-term debt, net of current maturities and loan origination fees	319.7	171.9
Notes payable, including premium and net of debt issuance costs	594.2	593.7
Big Fish Games deferred payment, net of current amount due	27.3	26.7
Big Fish Games earnout liability, net of current amount due	32.9	65.7
Deferred revenue - all other	21.4	16.1
Deferred income taxes	126.0	127.9
Other liabilities	15.2	18.1
Total liabilities	1,568.3	1,660.2
Commitments and contingencies	—	—
Preferred stock, no par value; 0.3 shares authorized; no shares issued	—	—
Common stock, no par value; 50.0 shares authorized; 16.6 shares issued at June 30, 2016 and 16.6 shares issued at December 31, 2015	123.8	134.0
Retained earnings	556.4	483.8
Accumulated other comprehensive loss	(0.4)	(0.6)
Total shareholders' equity	679.8	617.2
Total liabilities and shareholders' equity	$2,248.1	$2,277.4

CHURCHILL DOWNS INCORPORATED CONSOLIDATED STATEMENTS OF CASH FLOW (unaudited)

	Six Months Ended June 30,
(in millions)	2016	2015
Cash flows from operating activities:
Net income	$72.6	$53.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53.9	54.7
Software development amortization	7.5	3.1
Acquisition-related charges	3.8	14.6
Gain on sale of equity investment	—	(5.8)
Dividend from investment in unconsolidated affiliates	8.2	7.5
Big Fish Games earnout payment	(19.7)	—
Equity in income of unconsolidated investments	(8.6)	(5.9)
Stock-based compensation	9.4	6.1
Other	1.1	1.5
Increase (decrease) in cash resulting from changes in operating assets and liabilities, net of business acquisitions and dispositions:
Other current assets and liabilities	20.2	11.6
Software development	(10.1)	(11.2)
Income taxes	35.8	62.1
Deferred revenue	(4.2)	0.4
Other assets and liabilities	(3.1)	2.0
Net cash provided by operating activities	166.8	194.2
Cash flows from investing activities:
Additions to property and equipment	(34.5)	(22.7)
Deferred payments to Big Fish Games former equity holders	—	(1.0)
Acquisition of gaming licenses	(2.5)	—
Proceeds from sale of equity investment	1.4	6.0
Other	—	(0.3)
Net cash used in investing activities	(35.6)	(18.0)
Cash flows from financing activities:
Borrowings on bank line of credit	442.1	189.9
Repayments of bank line of credit	(298.8)	(346.5)
Big Fish Games earnout payment	(261.9)	—
Tax refund payments to Big Fish Games equity holders	—	(11.8)
Payment of dividends	(19.1)	(17.4)
Repurchase of common stock	(17.6)	(5.9)
Windfall tax provision from stock-based compensation	—	3.1
Loan origination fees and debt issuance costs	(1.4)	—
Other	5.8	5.3
Net cash used in financing activities	(150.9)	(183.3)
Net decrease in cash and cash equivalents	(19.7)	(7.1)
Effect of exchange rate changes on cash flows	0.3	(1.6)
Cash and cash equivalents, beginning of period	74.5	67.9
Cash and cash equivalents, end of period	$55.1	$59.2

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2016	2015	2016	2015
Net revenue from external customers:
Racing:
Churchill Downs	$129.1	$126.8	$131.4	$128.8
Arlington	16.8	18.1	25.8	23.9
Fair Grounds	9.5	9.8	23.8	25.1
Calder	0.7	0.7	1.3	1.4
Total Racing	156.1	155.4	182.3	179.2
Casinos:
Oxford Casino	21.1	21.0	41.0	38.5
Riverwalk Casino	12.4	12.5	25.1	25.7
Harlow’s Casino	11.9	12.0	24.9	25.7
Calder Casino	20.5	19.9	40.8	40.2
Fair Grounds Slots	8.8	9.0	19.4	21.1
VSI	9.5	9.4	19.3	18.6
Saratoga	0.2	—	0.4	—
Total Casinos	84.4	83.8	170.9	169.8
TwinSpires	68.2	60.7	117.6	106.1
Big Fish Games:
Social casino	46.5	48.4	94.0	98.0
Casual and mid-core free-to-play	56.0	32.4	106.4	53.9
Premium	24.6	28.3	51.3	58.3
Fair value adjustments	(1.9)	(4.6)	(4.4)	(13.8)
Total Big Fish Games	125.2	104.5	247.3	196.4
Other Investments	4.4	4.5	8.4	8.1
Corporate	0.2	0.3	0.4	0.5
Net revenue from external customers	$438.5	$409.2	$726.9	$660.1

Intercompany net revenue:
Racing:
Churchill Downs	$7.0	$5.4	$7.3	$5.6
Arlington	1.6	1.4	2.6	2.4
Fair Grounds	—	—	1.0	0.9
Total Racing	8.6	6.8	10.9	8.9
TwinSpires	0.3	0.3	0.6	0.5
Other Investments	1.4	1.1	2.3	1.9
Eliminations	(10.3)	(8.2)	(13.8)	(11.3)
Intercompany net revenue	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited)
Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended June 30, 2016
(in millions)	Racing	Casinos	TwinSpires	Big Fish Games	Other Investments	Corporate	Eliminations	Total
Net revenue	$164.7	$84.4	$68.5	$125.2	$5.8	$0.2	(10.3)	$438.5

Taxes & purses	(30.3)	(28.0)	(2.0)	—	—	—	—	(60.3)
Platform & development fees	—	—	—	(45.9)	—	—	—	(45.9)
Marketing & advertising	(1.9)	(3.1)	(3.3)	(37.1)	—	—	0.2	(45.2)
Salaries & benefits	(12.7)	(12.7)	(2.3)	(6.2)	(2.8)	—	—	(36.7)
Content expense	(4.8)	—	(33.5)	—	—	—	9.7	(28.6)
Selling, general & administrative expenses	(4.0)	(5.4)	(2.8)	(4.3)	(0.9)	(2.0)	0.4	(19.0)
Research & development	—	—	—	(9.7)	—	—	—	(9.7)
Other operating expense	(19.9)	(9.7)	(6.2)	(3.8)	(1.0)	(0.1)	0.1	(40.6)
Other income (expenses)	0.2	7.8	—	(0.4)	0.2	—	(0.1)	7.7
Change in deferred revenue(1)	n/a	n/a	n/a	2.7	n/a	n/a	n/a	2.7

Total segment Adjusted EBITDA	$91.3	$33.3	$18.4	$20.5	$1.3	$(1.9)	$—	$162.9

	Three Months Ended June 30, 2015
(in millions)	Racing	Casinos	TwinSpires	Big Fish Games	Other Investments	Corporate	Eliminations	Total
Net revenue	$162.2	$83.8	$61.0	$104.5	$5.6	$0.3	(8.2)	$409.2

Taxes & purses	(31.6)	(27.9)	(2.7)	—	—	—	—	(62.2)
Platform & development fees	—	—	—	(35.6)	—	—	—	(35.6)
Marketing & advertising	(3.5)	(3.1)	(2.1)	(25.6)	—	—	—	(34.3)
Salaries & benefits	(12.4)	(12.8)	(2.4)	(5.8)	(2.8)	—	—	(36.2)
Content expense	(4.5)	—	(29.7)	—	—	—	7.8	(26.4)
Selling, general & administrative expenses	(5.6)	(4.8)	(2.6)	(3.6)	(0.7)	(1.6)	0.2	(18.7)
Research & development	—	—	—	(9.9)	—	—	—	(9.9)
Other operating expense	(19.6)	(10.6)	(5.4)	(3.6)	(0.7)	(0.5)	0.1	(40.3)
Other income (expenses)	0.2	4.9	—	(0.3)	0.1	0.1	0.1	5.1
Change in deferred revenue(1)	n/a	n/a	n/a	8.2	n/a	n/a	n/a	8.2

Total segment Adjusted EBITDA	$85.2	$29.5	$16.1	$28.3	$1.5	$(1.7)	$—	$158.9

(1) Change in deferred revenue is included in Adjusted EBITDA only for Big Fish Games.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited)

	Six Months Ended June 30, 2016
(in millions)	Racing	Casinos	TwinSpires	Big Fish Games	Other Investments	Corporate	Eliminations	Total
Net revenue	$193.2	$170.9	$118.2	$247.3	$10.7	$0.4	(13.8)	$726.9

Taxes & purses	(41.5)	(56.5)	(4.8)	—	—	—	—	(102.8)
Platform & development fees	—	—	—	(90.0)	—	—	—	(90.0)
Marketing & advertising	(2.7)	(6.5)	(4.2)	(79.9)	—	—	0.3	(93.0)
Salaries & benefits	(21.1)	(24.8)	(4.6)	(12.2)	(5.5)	—	(0.1)	(68.3)
Content expense	(8.1)	—	(57.4)	—	—	—	12.7	(52.8)
Selling, general & administrative expenses	(7.9)	(10.4)	(5.6)	(9.2)	(1.6)	(4.0)	0.2	(38.5)
Research & development	—	—	—	(20.5)	—	—	—	(20.5)
Other operating expense	(28.3)	(19.4)	(11.1)	(7.9)	(1.7)	(0.3)	0.7	(68.0)
Other income (expenses)	0.3	14.3	—	(0.9)	0.2	—	—	13.9
Change in deferred revenue(1)	n/a	n/a	n/a	8.8	n/a	n/a	n/a	8.8

Total segment Adjusted EBITDA	$83.9	$67.6	$30.5	$35.5	$2.1	$(3.9)	$—	$215.7

	Six Months Ended June 30, 2015
(in millions)	Racing	Casinos	TwinSpires	Big Fish Games	Other Investments	Corporate	Eliminations	Total
Net revenue	$188.1	$169.8	$106.6	$196.4	$10.0	$0.5	$(11.3)	$660.1

Taxes & purses	(41.1)	(55.9)	(4.6)	—	—	—	—	(101.6)
Platform & development fees	—	—	—	(66.9)	—	—	—	(66.9)
Marketing & advertising	(4.3)	(6.2)	(3.0)	(54.8)	—	—	0.2	(68.1)
Salaries & benefits	(20.8)	(25.4)	(4.9)	(11.1)	(5.5)	—	—	(67.7)
Content expense	(7.7)	—	(52.3)	—	—	—	10.5	(49.5)
Selling, general & administrative expenses	(8.7)	(11.0)	(5.5)	(8.8)	(1.1)	(2.8)	0.2	(37.7)
Research & development	—	—	—	(20.1)	—	—	—	(20.1)
Other operating expense	(29.8)	(21.3)	(9.9)	(7.0)	(1.6)	(1.3)	0.4	(70.5)
Other income (expenses)	0.3	9.9	(0.2)	(0.5)	0.1	—	—	9.6
Change in deferred revenue(1)	n/a	n/a	n/a	21.1	n/a	n/a	n/a	21.1

Total segment Adjusted EBITDA	$76.0	$59.9	$26.2	$48.3	$1.9	$(3.6)	$—	$208.7

(1) Change in deferred revenue is included in Adjusted EBITDA only for Big Fish Games.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2016	2015	2016	2015
Reconciliation of segment Adjusted EBITDA to comprehensive income:
Racing	$91.3	$85.2	$83.9	$76.0
Casinos	33.3	29.5	67.6	59.9
TwinSpires	18.4	16.1	30.5	26.2
Big Fish Games	20.5	28.3	35.5	48.3
Other Investments	1.3	1.5	2.1	1.9
Corporate	(1.9)	(1.7)	(3.9)	(3.6)
Total segment Adjusted EBITDA	162.9	158.9	215.7	208.7
Change in Big Fish Games deferred revenue [1]	(2.7)	(8.2)	(8.8)	(21.1)
Selling, general and administrative:
Stock-based compensation expense [2]	(5.3)	(3.4)	(9.4)	(6.1)
Other charges [3]	(0.3)	—	(0.3)	—
Other income, expense:
Equity investments - interest, depreciation and amortization expense [4]	(2.5)	(2.2)	(5.0)	(4.2)
Other (charges) and recoveries, net [5]	—	—	(0.4)	6.1
Big Fish Games adjustments [6]	(1.1)	(8.2)	(3.8)	(14.6)
Calder exit costs [7]	(1.5)	(0.8)	(1.9)	(0.8)
Depreciation and amortization	(26.9)	(27.3)	(53.9)	(54.7)
Interest (expense) income, net	(11.1)	(7.1)	(21.7)	(14.4)
Income before income tax provision	111.5	101.7	110.5	98.9
Income tax provision	(41.7)	(46.6)	(37.9)	(45.4)
Net income	69.8	55.1	72.6	53.5
Foreign currency translation, net of tax	0.2	(0.1)	0.2	(0.4)
Comprehensive income	$70.0	$55.0	$72.8	$53.1

1.	Value of deferred revenue balances assumed as part of acquisitions that are adjusted down to fair value

2.	Value of compensation expense to named executive officers and other key executives based upon restricted stock awards and other awards based on achieving certain key performance metrics

3.	Severance and relocation expenses related to TwinSpires

4.	Interest, depreciation and amortization expense from equity investments

5.	Proceeds from sale of HRTV and other expenses

6.	Acquisition-related charges, including the change in fair value of the Big Fish Games earnout and deferred consideration liability recorded each reporting period

7.	Demolition costs related to the removal of the Calder grandstand

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2016	2015	2016	2015
Corporate allocated expense:
Racing	$(1.5)	$(3.0)	$(2.8)	$(3.7)
Casinos	(1.7)	(1.0)	(3.2)	(3.3)
TwinSpires	(1.4)	(0.9)	(2.6)	(2.1)
Big Fish Games	(0.6)	(0.7)	(1.3)	(1.5)
Other Investments	(0.4)	(0.1)	(0.7)	(0.2)
Corporate allocated expense	5.6	5.7	10.6	10.8
Total Corporate allocated expense	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)

Summarized financial information for Miami Valley Gaming, LLC is comprised of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2016	2015	2016	2015
Casino revenue	$36.6	$33.2	$72.6	$65.1
Non-casino revenue	2.0	1.8	4.0	3.8
Net revenue	38.6	35.0	76.6	68.9
Operating and SG&A expense	26.5	25.0	53.3	49.6
Adjusted EBITDA	12.1	10.0	23.3	19.3
Depreciation & amortization expense	3.3	3.2	6.5	6.3
Operating income	8.8	6.8	16.8	13.0
Interest and other expense, net	(0.9)	(1.1)	(1.8)	(2.2)
Net income	$7.9	$5.7	$15.0	$10.8

(in millions)	June 30, 2016	December 31, 2015
Assets
Current assets	$14.3	$24.5
Property and equipment, net	114.5	119.7
Other assets, net	107.2	106.6
Total assets	$236.0	$250.8

Liabilities and Members' Equity
Current liabilities	$10.5	$21.6
Current portion of long-term debt	8.3	8.3
Long-term debt, excluding current portion	17.3	20.5
Other liabilities	0.1	0.1
Members' equity	199.8	200.3
Total liabilities and members' equity	$236.0	$250.8